Exhibit 99

NEWS RELEASE

August 4, 2023

Dominion Energy Announces Second-Quarter 2023 Earnings

•
Second-quarter 2023 GAAP net income of $0.69 per share; operating earnings of $0.53 per share
•
Company initiates third-quarter 2023 operating earnings guidance of $0.72 to $0.87 per share

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended June 30, 2023, of $599 million ($0.69 per share) compared with net loss of $453 million ($0.58 per share) for the same period in 2022.

Operating earnings for the three months ended June 30, 2023, were $468 million ($0.53 per share), compared to operating earnings of $658 million ($0.77 per share) for the same period in 2022.

Differences between GAAP and operating earnings for the period include the gains and losses on nuclear decommissioning trust funds, mark-to-market impact of economic hedging activities, and other adjustments. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Guidance

Dominion Energy expects third-quarter operating earnings in the range of $0.72 to $0.87 per share.

Webcast today

The company will host its second-quarter 2023 earnings call at 10 a.m. ET on Friday, Aug. 4, 2023. Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-343-1703 and international callers should dial 1-785-424-1116. The passcode for the telephonic earnings call is 34155. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day Aug. 4. A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on Aug. 4. Domestic callers may access the recording by dialing 1-800-839-3613. International callers should dial 1-402-220-2973. The PIN for the replay is 34155.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, acquisitions, divestitures or extreme weather events and other natural disasters. Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

About 7 million customers in 16 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to safely providing reliable, affordable and sustainable energy and to achieving Net Zero emissions by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forecasted operating earnings for the third-quarter 2023 that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: the direct and indirect impacts of implementing recommendations resulting from the business review announced in November 2022; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to develop and construct the Coastal Virginia Offshore Wind (CVOW) Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of the completion of the proposed sale of Dominion Energy’s noncontrolling interest in Cove Point LNG, LP, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; the effectiveness to which existing economic hedging instruments mitigate fluctuations in currency exchange rates of the Euro and Danish Krone associated with certain fixed price contracts for the major offshore construction and equipment components of the CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

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For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(millions, except per share amounts)	2023	2022	2023	2022
Operating Revenue	$3,794	$3,596	$9,046	$7,875
Operating Expenses
Electric fuel and other energy-related purchases	939	730	1,961	1,408
Purchased electric capacity	15	16	23	29
Purchased gas	227	202	991	847
Other operations and maintenance(1)	963	2,036	1,981	3,052
Depreciation, depletion and amortization	706	695	1,426	1,393
Other taxes	222	235	497	488
Total operating expenses	3,072	3,914	6,879	7,217
Income (loss) from operations	722	(318)	2,167	658
Other income (expense)(2)	415	(204)	779	(78)
Interest and related charges	430	47	1,016	221
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	707	(569)	1,930	359
Income tax expense	121	(117)	342	119
Net Income (loss) from continuing operations including noncontrolling interests	586	(452)	1,588	240
Net Income (loss) from discontinued operations including noncontrolling interests	13	(1)	8	18
Net Income (loss) attributable to Dominion Energy	$599	$(453)	$1,596	$258
Reported Income (loss) per common share from continuing operations - diluted	$0.67	$(0.58)	$1.85	$0.23
Reported Income (loss) per common share from discontinued operations - diluted	0.02	-	0.01	0.02
Reported Income (loss) per common share - diluted	$0.69	$(0.58)	$1.86	$0.25
Average shares outstanding, diluted	836.2	818.4	835.9	815.9
(1)
Includes impairment of assets and other charges (benefits) and losses (gains) on sales of assets.
(2)
Includes earnings from equity method investees.

*The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

	Three Months Ended June 30,			Six Months Ended June 30,
(millions, except per share amounts)	2023	2022	Change	2023	2022	Change
REPORTED EARNINGS(1)	$599	$(453)	$1,052	$1,596	$258	$1,338
Pre-tax loss (income)(2)	(174)	1,383	(1,557)	(380)	1,638	(2,018)
Income tax(2)	43	(272)	315	101	(238)	339
Adjustments to reported earnings	(131)	1,111	(1,242)	(279)	1,400	(1,679)

OPERATING EARNINGS	$468	$658	$(190)	$1,317	$1,658	$(341)
By segment:
Dominion Energy Virginia	391	440	(49)	777	958	(181)
Gas Distribution	103	125	(22)	381	419	(38)
Dominion Energy South Carolina	68	124	(56)	159	233	(74)
Contracted Assets	11	20	(9)	167	121	46
Corporate and Other	(105)	(51)	(54)	(167)	(73)	(94)
	$468	$658	$(190)	$1,317	$1,658	$(341)
Earnings Per Share (EPS)(3):
REPORTED EARNINGS(1)	$0.69	$(0.58)	$1.27	$1.86	$0.25	$1.61
Adjustments to reported earnings (after-tax)	(0.16)	1.35	(1.51)	(0.33)	1.69	(2.02)
OPERATING EARNINGS	$0.53	$0.77	$(0.24)	$1.53	$1.94	$(0.41)
By segment:
Dominion Energy Virginia	0.47	0.54	(0.07)	0.93	1.18	(0.25)
Gas Distribution	0.12	0.15	(0.03)	0.46	0.51	(0.05)
Dominion Energy South Carolina	0.08	0.15	(0.07)	0.19	0.29	(0.10)
Contracted Assets	0.01	0.02	(0.01)	0.20	0.15	0.05
Corporate and Other	(0.15)	(0.09)	(0.06)	(0.25)	(0.19)	(0.06)
	$0.53	$0.77	$(0.24)	$1.53	$1.94	$(0.41)
Common Shares Outstanding (average, diluted)	836.2	832.5		835.9	832.3

(1)
Determined in accordance with Generally Accepted Accounting Principles (GAAP).
(2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(3)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. As a result of a reported net loss for the three months ended June 30, 2022, any adjustments to earnings or shares would be considered antidilutive and are excluded from the calculation of diluted earnings per share. Effective January 2022, the calculation of diluted reported and operating earnings per share assumes conversion, if dilutive, of the Series A preferred stock to common stock as of January 1, 2022. The Series A preferred stock was reclassified to a liability in June 2022 and redeemed in September 2022. During each quarter of 2023 and 2022, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2023 Reported Earnings to Operating Earnings

2023 Earnings (Six Months Ended June 30, 2023)

The $380 million pre-tax net income of the adjustments included in 2023 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$602 million net market benefit primarily associated with $281 million from nuclear decommissioning trusts (NDT) and $321 million in economic hedging activities.
•
$158 million of regulated asset retirements and other charges primarily associated with the settlement of Virginia Power’s 2021 triennial review.

(millions, except per share amounts)	1Q23	2Q23	3Q23	4Q23	YTD 2023(4)
Reported earnings	$997	$599			$1,596
Adjustments to reported earnings(1):
Pre-tax loss (income)	(206)	(174)			(380)
Income tax	58	43			101
	(148)	(131)			(279)
Operating earnings	$849	$468			$1,317
Common shares outstanding (average, diluted)	835.5	836.2			835.9
Reported earnings per share(2)	$1.17	$0.69			$1.86
Adjustments to reported earnings per share(2)	(0.18)	(0.16)			(0.33)
Operating earnings per share(2)	$0.99	$0.53			$1.53

(1) Adjustments to reported earnings are reflected in the following table:
	1Q23	2Q23	3Q23	4Q23	YTD 2023
Pre-tax loss (income):
Net loss (gain) on NDT funds	$(123)	$(158)			$(281)
Mark-to-market impact of economic hedging activities	(231)	(90)			(321)
Regulated asset retirements and other charges	61	97			158
Net loss (gain) on real estate dispositions	81	(21)			60
Nonregulated asset impairment and other charges	-	15			15
Discontinued operations - Gas Transmission & Storage segment	6	(17)			(11)
	$(206)	$(174)			$(380)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	58	43			101
	$58	$43			$101

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2023, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
YTD EPS may not equal sum of quarters due to share count difference.

Schedule 3 - Reconciliation of 2022 Reported Earnings to Operating Earnings

2022 Earnings (Twelve months ended December 31, 2022)

The $3.1 billion pre-tax net loss of the adjustments included in 2022 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$51 million net market loss associated with $559 million from nuclear decommissioning trusts offset by $508 million in economic hedging activities.
•
$1.5 billion charge associated with the impairment of certain nonregulated solar generation facilities.
•
$830 million of regulated asset retirements and other charges, including $404M of charges for certain Virginia Power fuel and Regional Greenhouse Gas Initiative (RGGI) compliance costs deemed recovered through base rates, $243 million associated with the settlement of Virginia Power’s 2021 triennial review and $167 million for dismantling costs associated with the early retirement of certain Virginia Power fossil-fuel generation facilities.
•
$649 million loss associated with the sale of Kewaunee nuclear power station.
•
$125 million of storm damage and restoration costs primarily associated with storms in Virginia Power’s service territory.

(millions, except per share amounts)	1Q22	2Q22	3Q22	4Q22	YTD 2022(3)
Reported earnings	$711	$(453)	$778	$(42)	$994
Adjustments to reported earnings(1):
Pre-tax loss (income)	255	1,383	234	1,255	3,127
Income tax	34	(272)	(68)	(310)	(616)
	289	1,111	166	945	2,511
Operating earnings	$1,000	$658	$944	$903	$3,505
Common shares outstanding (average, diluted)	832.0	832.5	833.2	834.1	833.0
Reported earnings per share(2)	$0.83	$(0.58)	$0.91	$(0.07)	$1.09
Adjustments to reported earnings per share(2)	0.35	1.35	0.20	1.13	3.02
Operating earnings per share(2)	$1.18	$0.77	$1.11	$1.06	$4.11

(1) Adjustments to reported earnings are reflected in the following table:
	1Q22	2Q22	3Q22	4Q22	YTD 2022
Pre-tax loss (income):
Net loss (gain) on NDT funds	$125	$454	$112	$(132)	$559
Mark-to-market impact of economic hedging activities	(4)	(193)	24	(335)	(508)
Discontinued operations - Gas Transmission & Storage segment	(25)	3	3	2	(17)
Nonregulated asset impairments and other charges*	-	-	-	1,511	1,511
Regulated asset retirements and other charges	65	470	112	183	830
Sale of Kewaunee	-	649	-	-	649
Storm damage and restoration costs	94	-	-	31	125
Sale of Hope Gas, Inc.	-	-	(17)	(5)	(22)
	$255	$1,383	$234	$1,255	$3,127
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings**	(53)	(275)	22	(310)	(616)
Deferred taxes associated with Hope Gas, Inc. divestiture(4)	87	3	(90)	-	-
	$34	$(272)	$(68)	$(310)	$(616)

* In the fourth quarter of 2022, Dominion Energy determined that its nonregulated solar generation assets within the Contracted Assets segment were impaired following the determination that it expects it is more likely than not such assets will be sold before the end of their useful lives.

** Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. As a result of reported net losses for the three months ended June 30, and December 31, 2022, any adjustments to earnings or shares would be considered antidilutive and are excluded from the calculation of diluted earnings per share. Effective January 2022, the calculation of diluted reported and operating earnings per share assumes conversion, if dilutive, of the Series A preferred stock to common stock as of January 1, 2022. The Series A preferred stock was reclassified to a liability in June 2022 and redeemed in September 2022. During each quarter of 2022, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C, issued in December 2021). Reported earnings per share for the three months ended June 30, 2022 and the twelve months ended December 31, 2022 also includes the impact of preferred dividends associated with Series A preferred stock of $5 million and $12 million, respectively. See Forms 10-Q and 10-K for additional information.
(3)
YTD EPS may not equal sum of quarters due to share count difference.
(4)
Represents deferred taxes related to the basis in Hope Gas, Inc.'s stock that reversed when the sale closed in the third quarter of 2022. This charge is reflected as a component of current income tax expense on the sale in the third quarter of 2022.

Schedule 4 - Reconciliation of 2Q23 Earnings to 2Q22

Preliminary, Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023 vs. 2022		2023 vs. 2022
(millions, except per share amounts)	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS
Change in reported earnings (GAAP)	$1,052	$1.27	$1,338	$1.61
Change in Pre-tax loss (income)(1)	(1,557)	(1.88)	(2,018)	(2.43)
Change in Income tax(1)	315	0.37	339	0.41
Adjustments to reported earnings	$(1,242)	$(1.51)	$(1,679)	$(2.02)
Change in consolidated operating earnings	$(190)	$(0.24)	$(341)	$(0.41)

Dominion Energy Virginia
Weather	$(42)	$(0.05)	$(109)	$(0.13)
Customer usage and other factors	42	0.05	75	0.09
Customer-elected rate impacts	(57)	(0.07)	(78)	(0.10)
Rider equity return	17	0.02	49	0.06
Storm damage and service restoration	5	0.01	13	0.02
Depreciation and amortization	(6)	(0.01)	(12)	(0.01)
Renewable energy investment tax credits	4	-	(53)	(0.07)
Interest expense, net	(10)	(0.01)	(23)	(0.03)
Other	(2)	-	(43)	(0.06)
Share dilution		(0.01)		(0.02)
Change in contribution to operating earnings	$(49)	$(0.07)	$(181)	$(0.25)
Gas Distribution
Weather	$-	$-	$(4)	$-
Customer usage and other factors	2	-	9	0.01
Base rate case impacts	9	0.01	25	0.03
Rider equity return	6	0.01	9	0.01
Wexpro cost saving sharing incentives	(7)	(0.01)	(4)	-
Sale of Hope Gas, Inc.	(3)	-	(22)	(0.03)
Depreciation and amortization	(6)	(0.01)	(11)	(0.01)
Interest expense, net	(13)	(0.02)	(25)	(0.03)
Other	(10)	(0.01)	(15)	(0.02)
Share dilution		-		(0.01)
Change in contribution to operating earnings	$(22)	$(0.03)	$(38)	$(0.05)
Dominion Energy South Carolina
Weather	$(26)	$(0.03)	$(45)	$(0.06)
Customer usage and other factors	3	-	10	0.01
Customer-elected rate impacts	(11)	(0.01)	(18)	(0.02)
Base & RSA rate case impacts	1	-	6	0.01
Gains on sales of property	(12)	(0.01)	(12)	(0.01)
Depreciation and amortization	(4)	-	(7)	(0.01)
Interest expense, net	(8)	(0.01)	(14)	(0.02)
Other	1	(0.01)	6	0.01
Share dilution		-		(0.01)
Change in contribution to operating earnings	$(56)	$(0.07)	$(74)	$(0.10)
Contracted Assets
Margin	$(11)	$(0.01)	$38	$0.05
Planned outage costs(2)	3	-	6	0.01
Unplanned outage costs(2)	(3)	-	(2)	-
Depreciation and amortization	6	0.01	11	0.01
Interest expense, net	(2)	-	(7)	(0.01)
Other	(2)	(0.01)	-	-
Share dilution		-		(0.01)
Change in contribution to operating earnings	$(9)	$(0.01)	$46	$0.05
Corporate and Other
Interest expense, net	$(51)	$(0.06)	$(92)	$(0.11)
Other	(3)	$(0.01)	(2)	0.01
Share dilution		0.01		0.04
Change in contribution to operating earnings	$(54)	$(0.06)	$(94)	$(0.06)

Change in consolidated operating earnings	$(190)	$(0.24)	$(341)	$(0.41)
Change in adjustments included in reported earnings(1)	$1,242	$1.51	$1,679	$2.02
Change in consolidated reported earnings	$1,052	$1.27	$1,338	$1.61
(1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(2)
Excludes earnings impact from lower energy margins associated with Millstone outage.

NOTE: Figures may not sum due to rounding.